Exhibit 10.2

NOTICE TO LENDERS

Memorandum
To:	Lenders
From:	Citicorp USA, Inc. as Administrative Agent (the “Agent”)
Date:	July 26, 2006
Re:	Sealed Air Corporation’s $500,000,000 5-Year Revolving Credit Facility

Please be advised that the Required Lenders have approved the request for Extension of Termination Date (as defined in the Credit Agreement dated July 26, 2005). The following lenders have approved the extension:

ABN AMRO
Allied Irish Bank
Banco Bilbao Vizcaya Argentaria
Bank of America
Bank of Tokyo-Mitsubishi
BNP Paribas
Calyon
Citigroup
Credit Suisse First Boston
JP Morgan Chase
Lehman
Merrill Lynch
Mizuho Corporate Bank
Morgan Stanley Bank
Rabobank International
Royal Bank of Scotland
San Paolo
SunTrust Bank

The Company has satisfied all applicable conditions set forth in Section 2.20 of the Credit Agreement effective today, July 26, 2006. The new Termination Date will be July 26, 2011.

Sealed Air Corporation and Citigroup thank you for your continued support.